As filed with the Securities and Exchange Commission April 30, 1999.
                              File No. 333-69283

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------


                               CENTURA BANKS, INC.
               (Exact Name of Issuer as Specified in its Charter)

               NORTH CAROLINA                              56-1688522
        (State or Other Jurisdiction of                 (I.R.S. Employer
        Incorporation or Organization)                  Identification Number)

                             134 NORTH CHURCH STREET
                        ROCKY MOUNT, NORTH CAROLINA 27804
                                 (252) 454-4400

               (Address, including zip code, and telephone number
                         of Principal Executive Offices)

               VIRGINIA BEACH FEDERAL SAVINGS AND LOAN ASSOCIATION
                       1981 STOCK OPTION PLAN, AS AMENDED
     VIRGINIA BEACH FEDERAL SAVINGS BANK 1991 STOCK OPTION PLAN, AS AMENDED
        VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION 1997 DIRECTORS STOCK
                                COMPENSATION PLAN
       VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION 1998 STOCK OPTION PLAN

                            (Full Title of the Plans)

         JOSEPH A. SMITH, JR.                               COPY TO:
GENERAL COUNSEL AND CORPORATE SECRETARY                MICHAEL L. STEVENS
         CENTURA BANKS, INC.                            ALSTON & BIRD LLP
       134 NORTH CHURCH STREET                         ONE ATLANTIC CENTER
     ROCKY MOUNT, NORTH CAROLINA 27804           1201 WEST PEACHTREE STREET, NW
             (252) 454-4400                        ATLANTA, GEORGIA 30309-3424
   (Name and address of agent for service)                 (404) 881-7970

                        -------------------------------


                                EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 filed by Centura Banks, Inc. (the "Registrant") relates to 141,938 shares of the Registrant's common stock, no par value (the "Shares"). All of the Shares are issuable pursuant to options issued under the Virginia Beach Federal Savings and Loan Association 1981 Stock Option Plan, as amended, the Virginia Beach Federal Savings Bank 1991 Stock Option Plan, as amended, the Virginia Beach Federal Financial Corporation 1997 Directors Stock Compensation Plan, and the Virginia Beach Federal Financial Corporation 1998 Stock Option Plan. Such options were assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of October 28, 1998, by and between First Coastal Bankshares, Inc. and the Registrant. All of the Shares registered hereby were previously registered on the Registrant's Registration Statement on Form S-4 (File No. 333-69283) (the "Form S-4") and are being transferred to this Registration Statement on Form S-8 by way of this Post-Effective Amendment No. 1 to the Form S-4.

                         -------------------------------

PART I       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Virginia Beach Federal Savings and Loan Association 1981 Stock Option Plan, as Amended, the Virginia Beach Federal Savings Bank 1991 Stock Option Plan, as Amended, the Virginia Beach Federal Financial Corporation 1997 Directors Stock Compensation Plan, and the Virginia Beach Federal Financial Corporation 1998 Stock Option Plan (the "Plans") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

        (b) Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Joseph A. Smith, Jr. at (252) 454-4400.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof:

        (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

        (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Centura common stock to be issued pursuant to the Plan will be passed upon by Joseph A. Smith, Jr., General Counsel and Corporate Secretary of Centura. Joseph A. Smith, Jr. is an officer of and stockholder, and receives compensation from, Centura.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Restated Articles of Incorporation of the Registrant provides as follows:

        TWELFTH:      INDEMNIFICATION OF CERTAIN PERSONS:

        To the fullest extent permitted by North Carolina law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the board of directors or by appropriate contract with the person involved.

        Article IX, Section 4 of the Registrant's Amended and Restated Bylaws provides as follows:

        INDEMNIFICATION:

        Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, administrator, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for the employees and agents of the Corporation as it deems inappropriate.

        The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorney's fees actually and necessarily incurred by him in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

        Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

        The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

        Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

         The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. Section 55-8-51 (or its successor).

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.    EXHIBITS

        See Exhibit Index, which is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Mount, State of North Carolina, on the 29th day of April, 1999.


                               CENTURA BANKS, INC.


                               By:   /s/ CECIL W. SEWELL, JR.
                                  -----------------------------------
                                         Cecil W. Sewell, Jr.
                                         Chairman of the Board and
                                         Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Smith, Jr. and Frank L. Patillo, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


Name                                 Capacity                            Date

/s/ CECIL W. SEWELL, JR.             Chairman of the Board and           April 29, 1999
-----------------------------
Cecil W. Sewell, Jr.                 Chief Executive Officer
                                     (Principal Executive Officer)


/s/ FRANK L. PATILLO                 Director and Vice Chairman          April 29, 1999
-----------------------------
Frank L. Patillo


/s/ WILLIAM H. WILKERSON             Director and President              April 29, 1999
-----------------------------
William H. Wilkerson


/s/ STEVEN J. GOLDSTEIN              Chief Financial Officer             April 29, 1999
-----------------------------
Steven J. Goldstein




/s/ W. CAROL FULGHUM                 Principal Accounting Officer        April 29, 1999
-----------------------------
W. Carol Fulghum


/s/ RICHARD H. BARNHARDT             Director                            April 29, 1999
------------------------
Richard H. Barnhardt


/s/ C. WOOD BEASLEY                  Director                            April 29, 1999
----------------------
C. Wood Beasley


/s/ THOMAS A. BETTS, JR.             Director                            April 29, 1999
-----------------------------
Thomas A. Betts, Jr.


/s/ H. TATE BOWERS                   Director                            April 29, 1999
-----------------------------
H. Tate Bowers


/s/ ERNEST L. EVANS                  Director                            April 29, 1999
-----------------------------
Ernest L. Evans


/s/ BERNARD W. FRANKLIN              Director                            April 29, 1999
Bernard W. Franklin


/s/ SUSAN E. GRAVELY                 Director                            April 29, 1999
----------------------
Susan E. Gravely


/s/ JOHN H. HIGH                     Director                            April 29, 1999
-----------------------------
John H. High


                                     Director
------------------------------
Michael K. Hooker


/s/ ROBERT L. HUBBARD                Director                            April 29, 1999
----------------------
Robert L. Hubbard


/s/ FLOYD E. KELLAM, JR.             Director                            April 29, 1999
-----------------------------
Floyd E. Kellam, Jr.


/s/ WILLIAM H. KINCHELOE             Director                            April 29, 1999
-----------------------------
William H. Kincheloe




/s/ CHARLES T. LANE                  Director                            April 29, 1999
-----------------------------
Charles T. Lane


/s/ JOSEPH H. NELSON                 Director                            April 29, 1999
----------------------
Joseph H. Nelson


/s/ DEAN E. PAINTER, JR.             Director                            April 29, 1999
-----------------------------
Dean E. Painter, Jr.


/s/ O. TRACY PARKS, III              Director                            April 29, 1999
-----------------------------
O. Tracy Parks, III


/s/ WILLIAM H. REDDING, JR.          Director                            April 29, 1999
---------------------------
William H. Redding, Jr.


/s/ CHARLES M. REEVES, III           Director                            April 29, 1999
-----------------------------
Charles M. Reeves, III


/s/ GEORGE T. STRONACH, III          Director                            April 29, 1999
---------------------------
George T. Stronach, III


/s/ ALEXANDER P. THORPE, III         Director                            April 29, 1999
----------------------------
Alexander P. Thorpe, III


/s/ CHARLES P. WILKINS               Director                            April 29, 1999
-----------------------------
Charles P. Wilkins


                                  EXHIBIT INDEX

 Exhibit Number                          Description
---------------                          -----------

       5.1 Opinion of Joseph A. Smith, Jr., General Counsel and Corporate Secretary of Centura Banks, Inc. as to the validity of the shares of Centura Banks, Inc. common stock.

      23.1 Consent of Joseph A. Smith, Jr., General Counsel and Corporate Secretary of Centura Banks, Inc. (included in
                   Exhibit 5.1).

      23.2         Consent of KPMG LLP

      24.1         Power of Attorney (included on signature page)